UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act 1934

Date of Report (date of earliest event reported): May 8, 2024

SHARPLINK GAMING, INC.

(Exact name of registrant as specified in charter)

Delaware	001-41962	87-4752260
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Washington Avenue North, Suite 104

Minneapolis, Minnesota 55402

(Address of Principal Executive Offices) (Zip Code)

612-293-0619

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, is Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SBET	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On May 8, 2024, SharpLink Gaming, Inc. (“SharpLink” or the “Company”), as successor in interest to SHGN Parent (as defined below), entered into an amended and fully restated post-closing assignment agreement (“Amended Agreement”), amending the terms and conditions of the original Purchase Agreement (“Purchase Agreement”), dated January 18, 2024, between SharpLink Gaming Ltd., an Israeli limited company (“SHGN Parent”), SHGN Acquisition Corp., a Delaware corporation (“SHGN” or “Seller/Assignor”), RSports Interactive, Inc., a Minnesota corporation (“Regulatory Parent”), and SportsHub PA Holdings, LLC, a Minnesota limited liability company (“Buyer/Assignee”).

As previously reported on January 24, 2024 in a Current Report on Form 8-K for SHGN Parent, pursuant to the Purchase Agreement:

●	SHGN Parent received consideration for the sale of all of the issued and outstanding shares of common stock of SHGN and membership interests of a number of its subsidiaries and affiliated companies which operate multiple fantasy sports gaming platforms, including fantasy sports contests, fantasy sports research tools, and fantasy sports simulations (the “Business”);

●	SHGN owns all of the issued and outstanding membership interests in SportsHub Reserve, LLC, a Minnesota limited liability company, and SportsHub PA, LLC, a Pennsylvania limited liability company (collectively, the “Acquired Subsidiaries”);

●	the parties thereto have completed the Closing of the Purchase Agreement, which did not include the transfer or sale of SHGN or the Acquired Subsidiaries until the assignment was approved by the industry regulators; and

●	SHGN Parent and Regulatory Parent have entered into a Post Closing Assignment Agreement, (the “Original Agreement”), also dated January 18, 2024, to permit the Regulatory Parent to acquire 100% of the issued and outstanding equity interests in SHGN and the Acquired Subsidiaries, which are licensed fantasy contest operators in the Commonwealth of Pennsylvania, upon receipt of regulatory approval.

Pursuant to the Amended Agreement, SHGN Parent and Regulatory Parent have agreed to amend the Original Agreement to exclude the transfer of SHGN, which is a C-Corporation, because of certain issues that may arise for each party. At the same time it is advantageous for the Regulatory Parent to cause the assignment/sale of the Acquired Subsidiaries’ outstanding membership interests to be made directly to the Regulatory Parent’s designated subsidiary that focuses upon regulated fantasy sports gaming. In compliance with Pennsylvania law, all of the Acquired Subsidiaries shall continue to be directly or indirectly owned and controlled by SHGN Parent and SHGN and only upon and subsequent to the approval of a Petition (the “Petition”) by the Pennsylvania Gaming Control Board, (the “Board”) all of the outstanding membership interests in the Acquired Subsidiaries shall be transferred to Buyer/Assignee in accordance with this Agreement pursuant to 4 Pa.C.S.§ § 1201(f), 1202(a) and (b)(25) and (30) and 1206. After the approval of the Petition by the Board, the outstanding membership interests in the Acquired Subsidiaries shall be assigned by SHGN to Buyer/Assignee. SHGN will remain with SHGN Parent. The Board has not approved the Petition as of the date of the Amended Agreement.

The foregoing description of the Amended Agreement is qualified in its entirety by reference to the full text of such agreement, a copy of which is filed as Exhibit 1.1 to this Form 8-K, and are incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description

1.1	Amended and Fully Restated Post Closing Assignment Agreement between SharpLink Gaming Ltd., SHGN Acquisition Corp., RSports Interactive and SportsHub PA Holdings, LLC, dated May 8, 2024

104	Cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHARPLINK GAMING, INC.

	By:	/s/ Rob Phythian
	Name:	Rob Phythian
	Title:	Chief Executive Officer
Dated: May 14, 2024